EXHIBIT 10.1

Statement of the Management Board and the Supervisory Board of ALTANA Aktiengesellschaft pursuant to Section 161 of the German Stock Corporation Act (AktG) and Section 15 of the Introductory Act for the German Stock Corporation Act (EG AktG) with respect to the German Corporate Governance Code

ALTANA Aktiengesellschaft complies with the recommendations of the German Government Commission “German Corporate Governance Code” provided that the Company will disclose the purchase and sale of shares, options and other derivative instruments by members of the Management Board and the Supervisory Board in accordance with Section 15a of the German Securities Trading Act (WpHG).1

Bad Homburg v. d. Höhe, September 16, 2002

ALTANA Aktiengesellschaft

The Management Board	The Supervisory Board

[1] The qualification referring to Section 15a of the German Securities Trading Act (WpHG) became irrelevant when the German Corporate Governance Code was amended in November 2002 to bring it in line with the requirements of § 15a of the German Securities Trading Act (WpHG). Since that date, the Company has been in full compliance with the recommendations of the German Corporate Governance Code.